Certified Public Accountants

America Counts on CPAsTM

October 8, 2012

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC  20549-7561

We  have  read  the  statements  included  in  Item  4.01  of  Form  8-K  dated  October  8,  2012,  of  FONU2  Inc.  (the

“Registrant”),  filed  with  the  Securities  and  Exchange  Commission  and  are  in  agreement  with  the  statements concerning our firm.

We have no basis to agree or disagree with the other statements included in such Form 8-K.

Sincerely,

/S/ Mantyla McReynolds, LLC

Mantyla McReynolds, LLC

Gateway 5 • 178 S Rio Grande Street, Suite 200 • Salt Lake City, Utah 84101 • (801) 269-1818 • Fax (801) 266-3481 • www.mmacpa.com